EXHIBIT 11.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Form 1-A POS of our compilation report dated November 17, 2017 on the financial statements of YiLoLife Inc. as of and for September 30, 2017 and December 31, 2016 and the nine months ended September 30, 2017 and 2016, and our independent auditor’s report dated April 30, 2017 on the financial statements of YiLo Life Inc. as of and for the years ended December 31, 2016 and 2015.

Phoenix, Arizona

November 28, 2017